As filed with the Securities and Exchange Commission on December 22, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greenville Federal Financial Corporation
(Exact name of registrant as specified in its charter)

Ohio	20-3742295

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

690 Wager Avenue, Greenville, Ohio	45331

(Address of Principal Executive Offices)	(Zip Code)
Greenville Federal Financial Corporation
2006 Equity Plan
(Full title of the plan)

Copy to:
David M. Kepler	Cynthia A. Shafer
Greenville Federal Financial Corporation	Vorys, Sater, Seymour and Pease LLP
690 Wagner Avenue	Suite 2000, Atrium Two
Greenville, Ohio 45331	221 East Fourth Street

(Name and address of agent for service)	Cincinnati, Ohio 45201-0236
(937) 548-4158
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered	per share	price	fee
Common Stock, $.01 par value	157,670	*	1,608,234	$172.08

*	Pursuant to 17 C.F.R. §457(h)(l), because the offering price is not yet known, the proposed maximum aggregate offering price is based on the $10.20 average of the $10.20 high and the $10.20 low sales prices of Greenville Federal Financial Corporation common stock on December 15, 2006.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          Greenville Federal Financial Corporation (the “Registrant”) hereby incorporates into this Registration Statement on Form S-8 (the “Registration Statement”) the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”):
•	The Annual Report on Form 10-KSB of the Registrant for the fiscal year ended June 30, 2006;

•	The Quarterly Report on Form 10-QSB of the Registrant for the quarter ended September 30, 2006;

•	The Current Reports on Form 8-K filed by the Registrant with the Commission on July 20, 2006; September 21, 2006; October 26, 2006; and November 2, 2006; and

•	The description of the Registrant’s common shares, without par value, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 14, 2005.
          Any definitive proxy statement or information statement filed by the Registrant pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all documents which may be filed by the Registrant with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated by the Greenville Federal Financial Corporation 2006 Equity Plan shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents. Information furnished by the Registrant under any Current Report on Form 8-K is not incorporated by reference in this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.

Item 6. Indemnification of Directors and Officers.
          Article XII of the Bylaws of Greenville Federal Financial Corporation (the “Corporation”) sets forth the following circumstances under which directors, officers, employees and agents of the Corporation may be indemnified against liability they incur in their capacities as such:
          Article XII – Indemnification, Expenses and Insurance
          Section 1. Indemnification. The Company shall indemnify its officers and directors to the full extent permitted by the regulations of the Office, the regulations of the Federal Deposit Insurance Corporation and any other applicable laws and regulations. The Company may, to such extent and in such manner as is determined by the board of directors, but in no event to an extent greater than is permitted by the regulations of the Office, the regulations of the Federal Deposit Insurance Corporation and any other applicable laws and regulations, indemnify any employees or agents of the Company permitted to be indemnified by provisions of such laws and regulations. The rights to indemnification conferred in these bylaws shall be contract rights and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit f the person’s heirs, executors and administrators.
          Section 2. Expenses. The right to indemnification conferred by these bylaws shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the regulations of the Office, the Federal Deposit Insurance Corporation and any other applicable laws and regulations.
          Section 3. Insurance. The Company may maintain insurance to the full extent permitted by the regulations of the Office, regulations of the Federal Deposit Insurance Corporation and any other applicable laws and regulations, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss.
          The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
          See the Index to Exhibits attached hereto and beginning at page 9.

Item 9. Undertakings.
A.	The undersigned Registrant hereby undertakes:
(l)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the Registrant is relying on Rule 430B:
          (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
[Remainder of page intentionally left blank;
signatures on following page.]

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of Ohio, on the 19th day of December, 2006.

GREENVILLE FEDERAL FINANCIAL CORPORATION
By:	/s/ David M. Kepler
David M. Kepler, Chief Executive Officer and
President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 19, 2006.

Signature	Title

/s/ David T. Feltman	Director
David T. Feltman

/s/ David M. Kepler	Director, President and Chief Executive
David M. Kepler	Officer (Principal Executive Officer)

/s/ George S. Luce, Jr.	Director
George S. Luce, Jr.

/s/ Richard J. O’Brien	Director
Richard J. O’Brien

/s/ Eunice F. Steinbrecher	Director

Eunice F. Steinbrecher

/s/ James W. Ward James W. Ward	Director

/s/ David R. Wolverton	Director
David R. Wolverton

/s/ Susan J. Allread	Chief Financial Officer, Treasurer, Secretary and Vice President (Chief Financial Officer and Chief Accounting Officer)
Susan J. Allread

INDEX TO EXHIBITS

Exhibit No.	Description	Location

3.1	Greenville Federal Financial Corporation Federal Stock Subsidiary Holding Company Charter	Incorporated by reference to the Registration Statement on Form 8-A (the “Form 8-A”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 14, 2005, Exhibit 2

3.2	Greenville Federal Financial Corporation Federal Stock Subsidiary Holding Company Bylaws	Incorporated by reference to the Form 8-A, Exhibit 3

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding legality of securities being registered	Filed herewith

10.1	Greenville Federal Financial Corporation 2006 Equity Plan	Incorporated by reference to the Definitive Proxy Statement filed by the Registrant with the SEC on September 27, 2006. Exhibit A

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Filed as part of Exhibit 5.1